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                                                                     EXHIBIT 21

                                SUBSIDIARIES LIST

     Set forth below is information with respect to the Company and its subsidiaries, along with the respective states or countries of incorporation. Unless otherwise noted, each subsidiary is wholly owned.

                                                                State or Country
Name                                                            of Incorporation
----                                                            ----------------

Smart & Final Inc.                                                Delaware

         FoodServiceSpecialists.com                               Oregon

         Smart & Final Stores Corporation                         California

         Smart & Final de Mexico, S.A. de C. V.                   Mexico

                  Smart & Final del Noroeste, S.A. de C. V.*      Mexico

         Smart & Final Oregon, Inc.                               Oregon

         Casino Frozen Foods, Inc.                                California

         American Foodservice Distributors, Inc.                  California

                  Port Stockton Food Distributors, Inc.           California

                  AmeriFoods Trading Company                      Florida

                  Henry Lee Company                               Florida

                           Henry Lee Exports Corp.                Florida

                           Okun Produce Company                   Florida

                           H L Holding Corporation                Nevada

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*    Smart & Final del Noroeste, S.A. de C.V. is a 50% owned subsidiary of
Smart & Final de Mexico, S.A. de C. V.
Revised 2/22/02